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                                                                    EXHIBIT 24.1

                              POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Orton and Kenneth Pelowski, and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.


     /s/ David S. Pottruck            Director              April 8, 1998
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      (David S. Pottruck)


     /s/ Theodore J. Leonsis          Director              April 8, 1998
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      (Theodore J. Leonsis)


     /s/ William R. Hearst, III       Director              April 8, 1998
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      (William R. Hearst, III)